Exhibit 10.2

Silicon Valley Bank

Amendment to

Receivables Purchase Agreement

Sellers:	ZTI Merger Subsidiary III, Inc.
(formerly known as Zhone Technologies, Inc.)

Zhone Technologies, Inc.
(formerly known as Tellium, Inc.)

Address:	7001 Oakport St.
Oakland, California 94621

Effective Date:	as of February 20, 2008

THIS AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, with an effective date of February 20, 2008, is entered into between Silicon Valley Bank (“Silicon” or “Buyer”) and the sellers named above (jointly and severally, “Seller”), effective as of the first date written above.

The Parties agree to amend the Non-Recourse Receivables Purchase Agreement between them, dated as of March 15, 2005, as amended from time to time (the “Purchase Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Purchase Agreement.)

1. Extension of Term; New Maximum Purchase Amount. The portion of Section 2.1 of the Purchase Agreement, which currently reads as follows:

“In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding the “Receivables Purchase Sublimit” (as defined in the Loan Agreement), or (ii) purchase any Receivables under this Agreement after February 20, 2008.”

hereby is amended and restated in its entirety to read as follows

“In any event, Buyer will not (i) purchase any Receivables in excess of an aggregate outstanding amount exceeding $10,000,000 (the “Maximum Purchase Amount”), or (ii) purchase any Receivables under this Agreement after March 4, 2009.”

2. Modification of Section 2.2 of Purchase Agreement. Section 2.2 of the Purchase Agreement, which currently reads as follows:

“2.2 Payment of Purchase Price. On the Purchase Date, the Purchase Price, less the Administrative Fee, shall be paid by Buyer to Seller.”

hereby is amended and restated in its entirety to read as follows

“2.2 Purchase Price and Related Matters. With respect to each Purchase:

(a) Payment of Purchase Price. On the Purchase Date, the Purchase Price, less the Administrative Fee, shall be paid by Buyer to Seller.

(b) Late Payment Settlement Fee. If, for any reason, Payment in Full does not occur on or before the Due Date, then, upon the first to occur of Payment in Full, 60 days after the Due Date or the filing of a bankruptcy proceeding by or against the applicable Account Debtor that failed to pay in full by the Due Date, and in addition to any other obligations of Seller hereunder, Seller shall pay to Buyer an amount which is equal to (i) the product of the Discount Rate and the average daily balance of the Total Purchased Receivables Amount outstanding during the period from the Due Date until the first to occur of Payment in Full, 60 days after the Due Date or the filing of a bankruptcy proceeding by or against the applicable Account Debtor that failed to pay in full by the Due Date (the “Late Payment Settlement Period”) multiplied by (ii) a fraction the numerator of which is the number of days in the Late Payment Settlement Period and the denominator of which is 360 (“Late Payment Settlement Fee”).”

3. Modification of Definition of Due Date. The definition of “Due Date” set forth in Section 1.6 of the Purchase Agreement, which currently reads as follows:

“1.6 “Due Date” means for any Purchase the “Due Date” set forth in the Schedule for such Purchase.”

hereby is amended and restated in its entirety to read as follows

“1.6 “Due Date” means for any Purchase the “Due Date” set forth in the Schedule for such Purchase; provided, however, that in no event shall the Due Date be earlier than 30 days after the Purchase Date.”

4. Modification of Form of Schedule on Exhibit A to Purchase Agreement. The form of Schedule set forth on Exhibit A to the Purchase Agreement hereby is amended and restated in its entirety to read as set forth in Exhibit A to this Amendment, and references in the Purchase Agreement to “Exhibit A” or the Schedule in the form set forth on Exhibit A to the Purchase Agreement shall instead mean and refer to Exhibit A hereto and the Schedule in the form set forth on Exhibit A hereto.

5. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any document or agreement relating to the Purchase Agreement (individually a “Loan Document” and collectively the “Loan Documents”), or (b) otherwise prejudice any right or remedy which Silicon may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with and as part of Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties. To induce Silicon to enter into this Amendment, Seller hereby represents and warrants to Silicon as follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no default or Event of Default has occurred and is continuing;

B. Seller has the power and authority to execute and deliver this Amendment and to perform its obligations under the Purchase Agreement, as amended by this Amendment;

C. The organizational documents of Seller delivered to Silicon in connection with the original execution of the Purchase Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the Purchase Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the Purchase Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Seller, (b) any contractual restriction with a Person binding on Seller, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Seller, or (d) the organizational documents of Seller;

F. The execution and delivery by Seller of this Amendment and the performance by Seller of its obligations under the Purchase Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Seller, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Seller and is the binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Other General Provisions. This Amendment, the Purchase Agreement, any prior written amendments thereto signed by Silicon and the Seller, and the other written documents and agreements between Silicon and the Seller set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Silicon of this Amendment by each party hereto; and (b) Seller’s payment of the fee set forth herein plus all expenses of Silicon incurred in connection herewith and as otherwise payable under the Loan Agreement or the Purchase Agreement.

10. Fee. In consideration for Silicon entering into this Amendment, Buyer shall concurrently pay Silicon a fee in the amount of $15,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to debit said fee from any of Buyer’s deposit accounts with Silicon.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Seller:		Silicon:

ZHONE TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Kirk Misaka	By	/s/ Rick Freeman
	President or Vice President	Title	Relationship Manager

Seller:

ZTI MERGER SUBSIDIARY III, INC.

By	/s/ Kirk Misaka
President or Vice President

[Signature Page to Amendment to Receivables Purchase Agreement]

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned or any other documents executed by the undersigned, all of which are hereby ratified and affirmed.

Paradyne Corporation		Paradyne Networks, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

Premisys Communications, Inc.		Vpacket Communications, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

Xybridge Technologies, Inc.		Zhone Technologies International, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

EXHIBIT A

SCHEDULE

SCHEDULE DATED

TO

NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT

DATED AS OF MARCH 15, 2005

Seller:	ZTI MERGER SUBSIDIARY III, INC. (formerly known as Zhone Technologies, Inc.)
and
ZHONE TECHNOLOGIES, INC. (formerly known as Tellium, Inc.)

Buyer:	SILICON VALLEY BANK

Purchase Date:	___________________

Due Date:	_____ days after Purchase Date (but in no event earlier than 30 days after Purchase Date)

Total Purchased Receivables:	$_____________ (List of Receivables total)

Discount Rate:	Prime Rate plus 1% per annum computed on the basis of a year of 360 days.

Purchase Price:	$________________ (is _________% of the Total Purchased Receivables which is the straight discount of the Total Purchased Receivables discounted from the Due Date to the Purchase Date at the Discount Rate).

Administrative Fee:	0.58% multiplied by the Total Purchased Receivables.

Late Payment Settlement Fee:	In the event that full payment of any Purchased Receivable is not received on or before the Due Date, Seller agrees to pay to Buyer interest on any unpaid amount, calculated at the Discount Rate, for (i) up to an additional sixty (60) days (except for Purchased Receivables subject to Adjustments under Section 7 of the Agreement, for which there is no limit) (“Late Payment Settlement Fee”) (subject to Section 4.2 herein), or (ii) until such date that Seller repurchases such Purchased Receivable for the gross invoice amount.

[remainder of page intentionally left blank; Schedule continues on next page]

Exhibit A

Silicon Valley Bank	Guarantor Consent

Seller warrants and represents that (a) its warranties and representations in the Agreement are true and correct as of the date of this Schedule and (b) no Event of Default has occurred under the Agreement.

Seller:	Silicon:

ZHONE TECHNOLOGIES, INC.	SILICON VALLEY BANK

By	By
President or Vice President	Title

Seller:

ZTI MERGER SUBSIDIARY III, INC.

By
President or Vice President

Exhibit A